EXHIBIT 10.53

EXECUTIVE COMPENSATION ARRANGEMENTS

Each year, the Compensation Committee of the Board of Directors considers whether to alter the base salary of our executive officers. In addition, the Compensation Committee determines whether to award our executive officers a bonus for the fiscal year, based on pre-established individual and corporate performance objectives.

Listed below are the salaries and bonuses for our executive officers that were awarded during fiscal 2004 and the salaries that have been established for fiscal 2005. Bonuses for fiscal 2005 have not yet been determined.

Executive Officer	2004 Salary	2004 Bonus (1)	2005 Salary

Harvey J. Berger, M.D. Chairman of the Board of Directors, Chief Executive Officer and President	$480,000	$0	$504,000

Laurie A. Allen, Esq. Senior Vice President, Chief Legal Officer and Secretary	$265,000	$90,000	$288,000

David L. Berstein, Esq. Senior Vice President, Chief Patent Counsel	$275,000	$90,000	$288,000

Timothy P. Clackson, Ph.D. Senior Vice President, Chief Scientific Officer	$262,000	$90,000	$290,000

Edward M. Fitzgerald Senior Vice President, Chief Financial Officer and Treasurer	$262,000	$90,000	$288,000

John D. Iuliucci, Ph.D. Senior Vice President, Chief Development Officer	$275,000	$90,000	$290,000

Camille L. Bedrosian, M.D. Vice President, Chief Medical Officer	$260,000	$95,000	$290,000

(1)	These bonuses were awarded and deferred under our 1997 Executive Compensation Plan, a non-qualified, unfunded, deferred compensation plan.
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